                                                                  EXHIBIT (4)(p)

                                  FORM OF NOTE


         [Include if this Note is a Global Note -- THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED, IN WHOLE OR IN PART, FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY NOTE AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS NOTE SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

         Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any Security issued upon registration of transfer of, or in exchange for, or in lieu of, this Note is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment hereon is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

                 THIS SECURITY IS NOT A SAVINGS ACCOUNT, DEPOSIT OR OTHER OBLIGATION OF ANY BANK OR NONBANK SUBSIDIARY OF THE COMPANY, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.


CUSIP NO.                                                    $..................
No.


                              BANPONCE CORPORATION


                ...% Subordinated Notes due ............., 2005


                 BANPONCE CORPORATION, a corporation duly organized and
existing under the laws of the Commonwealth of Puerto Rico (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to
 ..............................................., or
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registered assigns, the principal sum of ......................................
Dollars on ........................................................., and to
pay interest thereon from ............. or from the most recent Interest
Payment Date to which interest has been paid or duly provided for, semi-annually on ............ and ............ in each year, commencing
 ........., at the rate of ....% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular
Record Date for such interest, which shall be the ......... or .........
(whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security
(or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

                 Payment of interest on this Security due on any Interest Payment Date (other than interest on this Security due to the Holder hereof at Maturity) shall be paid by check mailed to the Person entitled thereto at his last address as it appears on the Security Register or, if a Depositary with respect to this Security is specified above or if $10,000,000 aggregate principal amount of Securities of this series with the Interest Payment Dates specified above are registered in the name of the Holder hereof, in immediately available funds by wire transfer to such account as may have been designated by the Person entitled thereto as set forth herein in time for the Paying Agent under the Indenture to make such payments in accordance with its normal procedures. Payment of the principal of (and premium, if any) and interest on this Security due to the Holder hereof at Maturity shall be paid in immediately available funds upon presentation of this Security for surrender at the office or agency of the Paying Agent in the Borough of Manhattan, The City of New York, provided that this Security is presented for surrender in time for the Paying Agent to make such




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payment in such funds in accordance with its normal procedures.

                 Any such designation for wire transfer purposes shall be made by filing the appropriate information with the Trustee at its Corporate Trust Office in the Borough of Manhattan, The City of New York and, unless revoked by written notice to the Trustee received on or prior to the Regular Record Date immediately preceding the applicable Interest Payment Day or the fifteenth calendar day preceding Maturity, shall remain in effect with respect to any further payments with respect to this Note payable to such Holder.

                 Any payment of principal, premium or interest on this Security due on any day which is not a Business Day in The City of New York need not be made on such day, but may be made on the next succeeding Business Day in The City of New York with the same force and effect as if made on the due date and no interest shall accrue for the period from and after such date. "Business Day" shall mean, as used herein with respect to any particular location, any day, other than Saturday and Sunday, which is not a day on which banking institutions in such location are authorized or obligated by law or executive order to close.

                 Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                 Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.





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

                 IN WITNESS WHEREOF, BANPONCE CORPORATION has caused this instrument to be signed by its duly authorized officer, and has caused a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

Dated:

                                                   BANPONCE CORPORATION



                                                   By: _______________________
                                                       Name:
                                                       Title:



                                                   By: _______________________
                                                       Name:
                                                       Title:

Attest:



By: _________________________
    Name:
    Title:




                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                 This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                           THE FIRST NATIONAL BANK OF CHICAGO,
                                                   As Trustee


                                           By:________________________
                                              Name:
                                              Title:





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

                              BANPONCE CORPORATION

                ...% SUBORDINATED NOTES DUE ............., 2005

                              REVERSE OF SECURITY


                 This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of November 30, 1995 (herein called the "Indenture"), between the Company and The First National Bank of Chicago, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, holders of Senior Indebtedness and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $................

                 The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Indenture), and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, agrees that each holder of Senior Indebtedness, whether created or acquired before or after the issuance of the Securities of this series, shall be deemed conclusively to have relied on such provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness. The Indenture also provides that if, upon the occurrence of certain events of bankruptcy or insolvency relating to the Company, there remains, after giving effect to such subordination provisions, any amount of cash, property or securities available for payment or distribution in respect of Securities of this series (as defined in the Indenture, "Excess Proceeds"), and if, at such time, any Entitled Person (as defined in the Indenture) has not received payment in full of all amounts due or to become due on or in respect of Other Financial Obligations (as defined in the Indenture), then such Excess Proceeds shall first be applied to pay or provide for the payment in full of such Other Financial Obligations before any payment or distribution may be made in respect of Securities of this series.

                 This Security is also issued subject to the provisions of the Indenture regarding payments to Entitled Persons in respect of Other Financial Obligations. Each

Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination of this Security and payment of Excess Proceeds as provided in the Indenture and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

                 If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

                 The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                 In the event that the Company shall be obligated to pay any Additional Amounts due to a change in law, regulation or interpretation, the Company may, at its option, redeem this Security as a whole at a redemption price of 100% of the principal amount thereof together with accrued interest to the date fixed for redemption.

                 No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

                 If this Security is a Global Security (as specified on the face hereof), this Security is exchangeable





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

only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Global Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, (y) the Company in its sole discretion determines that this Global Security shall be exchangeable for definitive Securities in registered form or (z) an Event of Default, or an event which with notice or lapse of time or both would become an Event of Default, with respect to the Securities represented hereby has occurred and is continuing.
If this Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Securities in registered form, bearing interest at the same rate, having the same date of issuance, redemption provisions, Maturity Date and other terms and of differing denominations aggregating a like amount.

                 As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                 The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, including limitations on the exchange of a Global Security, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

                 No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                 Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof





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

for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                 All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                 This Note shall be governed by and construed in accordance with the laws of the State of New York.





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

                                  ___________

                                 ABBREVIATIONS

                 The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -- as tenants in common               UNIF GIFT MIN ACT--________ Custodian ____________
TEN ENT  -- as tenants by the entireties                          (Cust)                (Minor)
JT TEN   -- as joint tenants with right                Under Uniform Gifts to Minors Act
            of survivorship and not as
            tenants in common                          ___________________________________________
                                                                         (State)

    Additional abbreviations may also be used though not in the above list.

    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


Please Insert Social Security or

Other Identifying Number of Assignee


________________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

________________________________________________________________________________

________________________________________________________________________________

the within Note of BANPONCE CORPORATION and does hereby irrevocably constitute and appoint ____________________________________________________________________
attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.


Dated: _______________________         _________________________________________

                                       _________________________________________


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.





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